Exhibit 99.1

FedEx Reports Higher Second Quarter Diluted EPS of $3.55

and Adjusted Diluted EPS of $3.99

Updates Full-Year Fiscal 2024 Earnings Outlook and

Confirms Full-Year Fiscal 2024 Adjusted Earnings Outlook

MEMPHIS, Tenn., December 19, 2023 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the second quarter ended November 30 (adjusted measures exclude the items listed below):

	Fiscal 2024		Fiscal 2023
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$22.2 billion	$22.2 billion	$22.8 billion	$22.8 billion
Operating income	$1.28 billion	$1.42 billion	$1.18 billion	$1.21 billion
Operating margin	5.8%	6.4%	5.2%	5.3%
Net income	$0.90 billion	$1.01 billion	$0.79 billion	$0.82 billion
Diluted EPS	$3.55	$3.99	$3.07	$3.18

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2024	Fiscal 2023
Business optimization costs	$0.44	$0.11

Second quarter income and margin improved despite lower revenue, with consolidated operating income up 9% and adjusted operating income up 17%, primarily due to the execution of the company's DRIVE program, and continued focus on service and revenue quality.

“FedEx has delivered an unprecedented two consecutive quarters of operating income growth and margin expansion even with lower revenue, clear evidence of the progress we are making on our transformation as we navigate an uncertain demand environment,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “We are moving with speed to make our network more efficient while delivering outstanding service to our customers through the peak season with the fastest Ground network in the industry. I am confident in our strategy as we make our global network more flexible, efficient, and intelligent.”

FedEx Ground operating income increased primarily due to yield improvement, cost reductions, and higher volumes. Cost per package declined 2%, driven by lower line-haul expense and improved first- and last-mile productivity.

FedEx Freight operating income increased despite a decline in revenue. The profit increase was driven by higher yield and increased efficiency, partially offset by lower shipments.

FedEx Express operating income declined due to lower revenue, partially offset by reduced operating expenses. The revenue decrease was driven by volume declines, lower fuel surcharges, reduced demand surcharges, and a mix shift toward lower-yielding services.

The company completed a $500 million accelerated share repurchase (ASR) transaction during the quarter. Approximately 2.0 million shares were delivered under the ASR agreement. The year-to-date decrease in outstanding shares benefited second quarter results by $0.05 per diluted share. FedEx expects to repurchase an additional $1.0 billion of common stock during fiscal 2024. Cash on-hand as of November 30, 2023 was $6.7 billion.

“With demand continuing to pressure the top-line, we are pleased with our ability to deliver stronger operating leverage and improved profitability, enabling us to maintain our fiscal year adjusted earnings outlook,” said John Dietrich, FedEx Corp. executive vice president and chief financial officer. “These results are a testament to DRIVE initiatives taking hold, where we are focused on improving margins and driving long-term returns for our stockholders.”

Outlook

FedEx is unable to forecast the fiscal 2024 mark-to-market (MTM) retirement plans accounting adjustments. As a result, FedEx is unable to provide a fiscal 2024 earnings per share or effective tax rate (ETR) outlook on a GAAP basis and is relying on the exemption provided by the Securities and Exchange Commission. It is reasonably possible that the fiscal 2024 MTM retirement plans accounting adjustments could have a material effect on fiscal 2024 consolidated financial results and ETR.

For fiscal 2024, FedEx expects:

•
A low-single-digit percentage decline in revenue year over year, compared to the prior forecast of approximately flat revenue growth;
•
Earnings per diluted share of $15.35 to $16.85 before the MTM retirement plans accounting adjustments, compared to the prior forecast of $15.10 to $16.60 per diluted share;
•
Earnings per diluted share of $17.00 to $18.50 before the MTM retirement plans accounting adjustments after also excluding costs related to business optimization initiatives;
•
Permanent cost reductions from the DRIVE transformation program of $1.8 billion;
•
ETR of approximately 25% prior to the MTM retirement plans accounting adjustments; and

•
Capital spending of $5.7 billion, with a priority on investments to improve efficiency, including fleet and facility modernization, network optimization and automation.

These forecasts assume the company's current economic forecast and fuel price expectations, successful completion of the planned stock repurchases, and no additional adverse geopolitical developments. FedEx’s ETR and earnings per share forecasts are based on current law and related regulations and guidance.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $88 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally as one FedEx. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 500,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EST on December 19, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements regarding expected cost savings, the planned consolidation of operating companies, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy and global transformation program and consolidate our operating companies into one organization, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions while managing related risks; our ability to achieve our cost reduction initiatives and financial performance goals; the timing and amount of costs related to our global transformation program and other ongoing initiatives; damage to our reputation or loss of brand equity; changes in the business or financial soundness of the U.S. Postal Service or its relationship with FedEx, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; anti-trade measures and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities; the impact of a widespread outbreak of an illness or any other communicable disease or public health crises; changes in fuel prices or currency exchange rates; our ability to match capacity to shifting volume levels; the effect of intense competition; an increase in self-insurance accruals and expenses; failure to receive or collect expected insurance coverage; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; noncash impairment charges related to our goodwill and certain deferred tax assets; the future rate of e-commerce growth and levels of inventory restocking; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers employed by them and the coverage of U.S. employees at FedEx Express under the Railway Labor Act of 1926, as amended; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; any liability resulting from and the costs of defending against litigation; our ability to achieve or demonstrate progress on our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact: Caitlin Adams Maier 901-434-8100

Investor Contact: Stephen Hughes 901-818-7471

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Second Quarter Fiscal 2024 and Fiscal 2023 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted second quarter fiscal 2024 and 2023 consolidated operating income and margin, net income and diluted earnings per share, adjusted second quarter fiscal 2024 FedEx Express and FedEx Ground segment operating income and margin and adjusted second quarter fiscal 2023 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the effects of business optimization costs incurred in fiscal 2024 and 2023.

In fiscal 2023, FedEx announced DRIVE, a comprehensive program to improve the company’s long-term profitability. This program includes a business optimization plan to drive efficiency among our transportation segments, lower our overhead and support costs, and transform our digital capabilities. We incurred costs associated with our business optimization initiatives in the second quarter of fiscal 2024 and fiscal 2023. These costs were primarily related to professional services and severance. Business optimization costs are included in Corporate, other, and eliminations, FedEx Ground, and FedEx Express. Costs related to business optimization initiatives are excluded from our second quarter fiscal 2024 and 2023 consolidated and FedEx Express and FedEx Ground segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2024 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2024 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes fiscal 2024 mark-to-market (MTM) retirement plans accounting adjustments and estimated costs related to business optimization initiatives in fiscal 2024. Our fiscal 2024 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the effect of fiscal 2024 MTM retirement plans accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. Costs related to business optimization initiatives are excluded from our fiscal 2024 EPS forecast for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the MTM retirement plans accounting adjustments, as they are significantly affected by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2024 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2024 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2024 MTM retirement plans accounting adjustments could have a material effect on our fiscal 2024 consolidated financial results and ETR.

The table included below titled “Fiscal 2024 Earnings Per Share Forecast” outlines the effects of the items that are excluded from our fiscal 2024 EPS forecast, other than the MTM retirement plans accounting adjustments.

Second Quarter Fiscal 2024

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[1]	Taxes[2]	Income[3]	Per Share
GAAP measure	$1,276	5.8%	$302	$900	$3.55
Business optimization costs[4]	145	0.7%	35	110	0.44
Non-GAAP measure	$1,421	6.4%	$337	$1,010	$3.99

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$137	1.3%
Business optimization costs	41	0.4%
Non-GAAP measure	$178	1.7%

FedEx Ground Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$900	10.4%
Business optimization costs	36	0.4%
Non-GAAP measure	$936	10.8%

Second Quarter Fiscal 2023

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[1]	Taxes[2]	Income[3]	Per Share
GAAP measure	$1,176	5.2%	$271	$788	$3.07
Business optimization costs[5]	36	0.2%	9	27	0.11
Non-GAAP measure	$1,212	5.3%	$280	$815	$3.18

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$341	3.1%
Business optimization costs	11	0.1%
Non-GAAP measure	$352	3.2%

Fiscal 2024 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM retirement plans accounting adjustments (non-GAAP)[6]		$15.35 to $16.85

Business optimization costs	$550
Income tax effect[2]	(130)
Net of tax effect	$420	1.65

Earnings per diluted share with adjustments (non-GAAP)[6]		$17.00 to $18.50

Notes:

1 – Does not sum to total due to rounding.

2 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

3 – Effect of “total other (expense) income” on net income amount not shown.

4 – These expenses were recognized at Corporate, other, and eliminations, as well as FedEx Express and FedEx Ground.

5 – These expenses were recognized at FedEx Corporate and FedEx Express.

6 – The MTM retirement plans accounting adjustments, which are impracticable to calculate at this time, are excluded.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2024

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2023	2022	Percent Change	2023	2022	Percent Change
Revenue:
FedEx Express segment	$10,254	$10,864	(6)	$20,339	$21,991	(8)
FedEx Ground segment	8,639	8,393	3	17,059	16,553	3
FedEx Freight segment	2,360	2,454	(4)	4,651	5,177	(10)
FedEx Services segment	65	68	(4)	137	138	(1)
Other and eliminations[1]	847	1,035	(18)	1,660	2,197	(24)
Total Revenue	22,165	22,814	(3)	43,846	46,056	(5)
Operating Expenses:
Salaries and employee benefits	7,833	7,792	1	15,618	15,651	—
Purchased transportation	5,395	5,665	(5)	10,431	11,432	(9)
Rentals	1,138	1,195	(5)	2,289	2,354	(3)
Depreciation and amortization	1,040	1,046	(1)	2,111	2,070	2
Fuel	1,328	1,593	(17)	2,429	3,415	(29)
Maintenance and repairs	854	882	(3)	1,678	1,786	(6)
Business optimization and realignment costs	145	36	303	250	74	238
Other	3,156	3,429	(8)	6,279	6,907	(9)
Total Operating Expenses	20,889	21,638	(3)	41,085	43,689	(6)
Operating Income (Loss):
FedEx Express segment	137	341	(60)	342	515	(34)
FedEx Ground segment	900	598	51	2,003	1,292	55
FedEx Freight segment	487	440	11	968	1,091	(11)
Corporate, other, and eliminations[1]	(248)	(203)	(22)	(552)	(531)	(4)
Total Operating Income	1,276	1,176	9	2,761	2,367	17
Other (Expense) Income:
Interest, net	(97)	(127)	24	(188)	(269)	30
Other retirement plans, net	41	101	(59)	80	202	(60)
Other, net	(18)	(91)	80	(28)	(87)	68
Total Other (Expense) Income	(74)	(117)	37	(136)	(154)	12
Income Before Income Taxes	1,202	1,059	14	2,625	2,213	19
Provision for Income Taxes	302	271	11	647	550	18
Net Income	$900	$788	14	$1,978	$1,663	19
Diluted Earnings Per Share	$3.55	$3.07	16	$7.79	$6.41	22
Weighted Average Common and
Common Equivalent Shares	253	256	(1)	254	259	(2)
Capital Expenditures	$1,305	$1,858	(30)	$2,595	$3,142	(17)

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2024

(In millions)

	November 30, 2023
	(Unaudited)	May 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$6,729	$6,856
Receivables, less allowances	10,665	10,188
Spare parts, supplies, and fuel, less allowances	632	604
Prepaid expenses and other	1,091	962
Total current assets	19,117	18,610
Property and Equipment, at Cost	83,281	80,624
Less accumulated depreciation and amortization	41,749	39,926
Net property and equipment	41,532	40,698
Other Long-Term Assets
Operating lease right-of-use assets, net	17,243	17,347
Goodwill	6,468	6,435
Other assets	3,691	4,053
Total other long-term assets	27,402	27,835
	$88,051	$87,143
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$334	$126
Accrued salaries and employee benefits	2,732	2,475
Accounts payable	4,002	3,848
Operating lease liabilities	2,433	2,390
Accrued expenses	4,747	4,747
Total current liabilities	14,248	13,586
Long-Term Debt, Less Current Portion	20,193	20,453
Other Long-Term Liabilities
Deferred income taxes	4,386	4,489
Pension, postretirement healthcare, and other benefit obligations	2,854	3,130
Self-insurance accruals	3,688	3,339
Operating lease liabilities	15,222	15,363
Other liabilities	694	695
Total other long-term liabilities	26,844	27,016
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,849	3,769
Retained earnings	36,605	35,259
Accumulated other comprehensive loss	(1,294)	(1,327)
Treasury stock, at cost	(12,426)	(11,645)
Total common stockholders' investment	26,766	26,088
	$88,051	$87,143

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2024

(In millions)

(Unaudited)

	Six Months Ended November 30,
	2023	2022
Operating Activities:
Net income	$1,978	$1,663
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	2,111	2,070
Other, net	1,711	2,082
Changes in operating assets and liabilities, net	(1,796)	(2,690)
Net cash provided by operating activities	4,004	3,125
Investing Activities:
Capital expenditures	(2,595)	(3,142)
Purchase of investments	(75)	(78)
Proceeds from asset dispositions and other	62	20
Net cash used in investing activities	(2,608)	(3,200)
Financing Activities:
Principal payments on debt	(94)	(32)
Proceeds from stock issuances	211	89
Dividends paid	(635)	(598)
Purchase of treasury stock	(1,000)	(1,500)
Other, net	—	1
Cash used in financing activities	(1,518)	(2,040)
Effect of exchange rate changes on cash	(5)	(136)
Net decrease in cash and cash equivalents	(127)	(2,251)
Cash and cash equivalents at beginning of period	6,856	6,897
Cash and cash equivalents at end of period	$6,729	$4,646

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2024

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2023	2022	Percent Change	2023	2022	Percent Change
Revenue:
Package Revenue:
U.S. Overnight Box	$2,158	$2,237	(4)	$4,346	$4,553	(5)
U.S. Overnight Envelope	447	474	(6)	932	999	(7)
Total U.S. Overnight	2,605	2,711	(4)	5,278	5,552	(5)
U.S. Deferred	1,208	1,253	(4)	2,395	2,540	(6)
Total U.S. Package Revenue	3,813	3,964	(4)	7,673	8,092	(5)
International Priority	2,390	2,823	(15)	4,717	5,720	(18)
International Economy	1,088	711	53	2,109	1,418	49
Total International Export Package	3,478	3,534	(2)	6,826	7,138	(4)
International Domestic[1]	1,086	1,036	5	2,110	2,010	5
Total Package Revenue	8,377	8,534	(2)	16,609	17,240	(4)
Freight Revenue:
U.S.	584	784	(26)	1,166	1,580	(26)
International Priority	569	811	(30)	1,122	1,699	(34)
International Economy	422	388	9	847	765	11
International Airfreight	29	39	(26)	61	80	(24)
Total Freight Revenue	1,604	2,022	(21)	3,196	4,124	(23)
Other Revenue	273	308	(11)	534	627	(15)
Total Express Revenue	10,254	10,864	(6)	20,339	21,991	(8)
Operating Expenses:
Salaries and employee benefits	3,964	3,938	1	7,947	7,988	(1)
Purchased transportation	1,458	1,432	2	2,832	2,910	(3)
Rentals and landing fees	515	586	(12)	1,051	1,163	(10)
Depreciation and amortization	542	520	4	1,080	1,033	5
Fuel	1,155	1,372	(16)	2,109	2,956	(29)
Maintenance and repairs	494	534	(7)	990	1,096	(10)
Business optimization and realignment costs	41	11	273	51	25	104
Intercompany charges	469	477	(2)	961	961	—
Other	1,479	1,653	(11)	2,976	3,344	(11)
Total Operating Expenses	10,117	10,523	(4)	19,997	21,476	(7)
Operating Income	$137	$341	(60)	$342	$515	(34)
Operating Margin	1.3%	3.1%	(1.8 pts)	1.7%	2.3%	(0.6 pts)

1 – International Domestic revenue relates to international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Second Quarter Fiscal 2024

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2023	2022	Percent Change	2023	2022	Percent Change
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,245	1,283	(3)	1,236	1,284	(4)
U.S. Overnight Envelope	431	458	(6)	442	471	(6)
Total U.S. Overnight Package	1,676	1,741	(4)	1,678	1,755	(4)
U.S. Deferred	1,009	1,042	(3)	989	1,057	(6)
Total U.S. Domestic Package	2,685	2,783	(4)	2,667	2,812	(5)
International Priority	673	736	(9)	666	718	(7)
International Economy	373	285	31	353	272	30
Total International Export Package	1,046	1,021	2	1,019	990	3
International Domestic[1]	1,907	1,950	(2)	1,823	1,826	—
Total Average Daily Packages	5,638	5,754	(2)	5,509	5,628	(2)
Yield (Revenue Per Package):
U.S. Overnight Box	$27.50	$27.69	(1)	$27.47	$27.71	(1)
U.S. Overnight Envelope	16.48	16.44	—	16.49	16.55	—
U.S. Overnight Composite	24.67	24.73	—	24.58	24.71	(1)
U.S. Deferred	19.02	19.06	—	18.92	18.77	1
U.S. Domestic Composite	22.55	22.61	—	22.48	22.48	—
International Priority	56.36	60.87	(7)	55.37	62.28	(11)
International Economy	46.27	39.58	17	46.69	40.66	15
Total International Export Composite	52.76	54.93	(4)	52.36	56.33	(7)
International Domestic[1]	9.03	8.43	7	9.04	8.60	5
Composite Package Yield	$23.58	$23.54	—	$23.56	$23.93	(2)
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	5,681	7,503	(24)	5,497	7,406	(26)
International Priority	4,472	5,757	(22)	4,431	5,902	(25)
International Economy	10,350	11,668	(11)	10,001	10,928	(8)
International Airfreight	698	948	(26)	701	952	(26)
Total Avg Daily Freight Pounds	21,201	25,876	(18)	20,630	25,188	(18)
Revenue Per Freight Pound:
U.S.	$1.63	$1.66	(2)	$1.66	$1.67	(1)
International Priority	2.02	2.24	(10)	1.98	2.25	(12)
International Economy	0.65	0.53	23	0.66	0.55	20
International Airfreight	0.65	0.65	—	0.68	0.66	3
Composite Freight Yield	$1.20	$1.24	(3)	$1.21	$1.28	(5)
Operating Weekdays	63	63	—	128	128	—

1 – International Domestic statistics relate to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2024

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2023	2022	Percent Change	2023	2022	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$8,639	$8,393	3	$17,059	$16,553	3
Operating Expenses:
Salaries and employee benefits	1,739	1,727	1	3,406	3,364	1
Purchased transportation	3,682	3,828	(4)	7,109	7,541	(6)
Rentals	433	414	5	856	804	6
Depreciation and amortization	279	249	12	552	495	12
Fuel	9	10	(10)	16	19	(16)
Maintenance and repairs	173	162	7	332	317	5
Business optimization and realignment costs	36	—	NM	53	—	NM
Intercompany charges	489	493	(1)	997	983	1
Other	899	912	(1)	1,735	1,738	—
Total Operating Expenses	7,739	7,795	(1)	15,056	15,261	(1)
Operating Income	$900	$598	51	$2,003	$1,292	55
Operating Margin	10.4%	7.1%	3.3 pts	11.7%	7.8%	3.9 pts

OPERATING STATISTICS
Ground Commercial Operating Weekdays	63	63	—	128	128	—
Home Delivery and Economy Operating Days	89	89	—	180	180	—
Average Daily Package Volume (000s)[1]:
Ground Commercial	4,609	4,523	2	4,543	4,445	2
Home Delivery	4,076	4,084	—	3,960	3,997	(1)
Economy	874	828	6	804	778	3
Total Average Daily Package Volume	9,559	9,435	1	9,307	9,220	1
Yield (Revenue Per Package)	$11.69	$11.55	1	$11.74	$11.52	2

1 – FedEx Ground Commercial average daily package volume is calculated on a 5-day-per-week basis, while Home Delivery and Economy average daily package volumes are calculated on a 7-day-per-week basis.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2024

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2023	2022	Percent Change	2023	2022	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,360	$2,454	(4)	$4,651	$5,177	(10)
Operating Expenses:
Salaries and employee benefits	1,007	1,039	(3)	1,980	2,098	(6)
Purchased transportation	163	187	(13)	312	408	(24)
Rentals	68	66	3	136	131	4
Depreciation and amortization	81	103	(21)	188	209	(10)
Fuel	165	211	(22)	303	439	(31)
Maintenance and repairs	93	88	6	168	168	—
Intercompany charges	130	130	—	265	262	1
Other	166	190	(13)	331	371	(11)
Total Operating Expenses	1,873	2,014	(7)	3,683	4,086	(10)
Operating Income	$487	$440	11	$968	$1,091	(11)
Operating Margin	20.6%	17.9%	2.7 pts	20.8%	21.1%	(0.3 pts)

OPERATING STATISTICS
Operating Weekdays	62	62	—	127	127	—
Average Daily Shipments (000s):
Priority	68.5	73.3	(7)	67.3	74.8	(10)
Economy	30.5	31.0	(2)	29.5	31.6	(7)
Total Average Daily Shipments	99.0	104.3	(5)	96.8	106.4	(9)
Weight Per Shipment (lbs):
Priority	975	1,029	(5)	982	1,042	(6)
Economy	880	940	(6)	878	939	(6)
Composite Weight Per Shipment	946	1,002	(6)	950	1,011	(6)
Revenue/Shipment:
Priority	$365.55	$361.57	1	$359.24	$365.76	(2)
Economy	415.82	415.35	—	411.95	419.64	(2)
Composite Revenue/Shipment	$381.05	$377.53	1	$375.30	$381.74	(2)
Revenue/CWT:
Priority	$37.48	$35.14	7	$36.58	$35.10	4
Economy	47.26	44.21	7	46.93	44.70	5
Composite Revenue/CWT	$40.29	$37.66	7	$39.49	$37.74	5